U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


         Date of Report (Date of earliest event reported): MAY 17, 2004
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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE            0 - 32093             91-2022980
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       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)


              1601B ALTON PARKWAY
              IRVINE, CALIFORNIA                          92606
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    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
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          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

HIENERGY PLACES ORDERS FOR KEY COMPONENTS OF 10 CARBOMB FINDERS(TM); EXECUTES A PRELIMINARY MANUFACTURING FACILITY ASSESSMENT AGREEMENT FOR ENGINEERING AND CONSTRUCTION EVALUATION OF A MANUFACTURING PLANT WITH A CAPACITY OF PRODUCTION OF 1,000 UNITS PER YEAR; AND APPOINTS A DIRECTOR OF SALES AND MARKETING TO ITS TEAM.

HIENERGY PLACES ORDERS FOR KEY COMPONENTS OF 10 CARBOMB FINDERS(TM).

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to announce that it has executed purchase orders for key components of 10 CarBomb Finders(TM), which we anticipate that we will begin initial phases of production in July 2004. One of these components will be made according to the Company's proprietary requirements pursuant to these purchase orders. Although HiEnergy has not received purchase orders from any customers for its CarBomb Finder device to date, it intends to continue limited marketing of the CarBomb Finder device.

HIENERGY EXECUTES A PRELIMINARY MANUFACTURING FACILITY ASSESSMENT AGREEMENT WITH WESTERN DIVISION OF LOCKWOOD GREENE ENGINEERING & CONSTRUCTION COMPANY FOR EVALUATION OF A MANUFACTURING PLANT WITH A CAPACITY OF PRODUCTION OF 1,000 UNITS PER YEAR.

HiEnergy Technologies announces that it has entered into a Preliminary Manufacturing Facility Assessment Agreement with Lockwood Greene Engineering and Construction Co. Under this agreement, Lockwood Greene agrees to conduct an assessment with HiEnergy of a manufacturing facility with a capacity to produce up to 1,000 CarBomb Finders per year. On May 3rd and 4th, 2004, Lockwood Greene's Director of Industrial Services and Senior Manufacturing Consultant visited HiEnergy's offices and conducted meetings with HiEnergy's scientific and management teams. On the basis of these meetings and upon further studies, Lockwood Greene has agreed to provide the Company with a report detailing preliminary layouts and estimates of facility needs for the manufacturing and production of units of the Company's current devices. The agreement is attached below as Exhibit 10.73.

Lockwood Greene, a wholly owned subsidiary of CH2M HILL is a world leader in process technologies and systems integration. Lockwood Greene's 2200 professionals provide a wealth of expertise for design, installation and commissioning support.

The Preliminary Manufacturing Facility Assessment Agreement has been executed within the framework of the Dallas Forth-Worth Homeland Security Alliance's Initiative. The goals and participating companies of the Alliance were outlined in the Press Release issued by the Dallas Fort Worth Homeland Security Alliance on April 29, 2004, and attached below as Exhibit 10.74.

HIENERGY APPOINTS A DIRECTOR OF SALES AND MARKETING TO ITS TEAM.

HiEnergy reports that it has appointed Mr. Sean C. Moore to the full time position of Director of Sales and Marketing. Mr. Moore was previously Director of the North American Business Unit of TCS International, a distributor of Signalbau Huber International's under vehicle scanning systems. Mr. Moore was a


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U.S. Customs Officer and Inspector from 1991-1999, and was awarded the U.S.
Customs Commissioner's Unit Citation of Merit in 1996.

EXHIBITS

Exhibit No.       Description
----------        --------------

10.73             Lockwood Greene Preliminary Manufacturing Facility Assessment
                  Agreement.

10.74 Press Release issued by the Dallas Forth-Worth Homeland Security Alliance, dated April 29, 2004.

FORWARD-LOOKING STATEMENTS

The matters discussed in this Form 8-K contain forward-looking statements about HiEnergy's future business plans and operations. The actual results that HiEnergy achieves may differ materially from any forward-looking statements, and its plans may change based on changing business conditions. Among such factors that can cause such differences are the following: loss of components from third-party suppliers; delays in or failure to achieve market acceptance of our devices; uncertainties regarding our ability to market and sell our devices; competition; uncertainties related to the cost and outcome of legal disputes; and the loss of key personnel. These forward-looking statements are based on current expectations, and HiEnergy assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by HiEnergy in this Form 8-K and in its other reports filed with the Securities and Exchange Commission, including the section entitled "Risk Factors" on our Form 10-KSB for the fiscal year ended April 30, 2003.

EXHIBITS

Exhibit No.       Description
----------        --------------

10.73             Lockwood Greene Preliminary Manufacturing Facility Assessment
                  Agreement.

10.74 Press Release issued by the Dallas Forth-Worth Homeland Security Alliance, dated April 29, 2004.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HIENERGY TECHNOLOGIES, INC.


May 17, 2004                      by: /s/ Bogdan C. Maglich
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(Date)                                Name: Bogdan C. Maglich,
                                      Chief Executive Officer, Chairman of the
                                      Board, President and Treasurer




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